Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-33284 and 333-00973 and Post-Effective Amendment No. 1 to Registration Statement No. 333-100623 of Public Service Company of Oklahoma on Form S-3 of our report dated February 21, 2003 (May 14, 2003 as to Note 16)(which expresses an unqualified opinion and includes an explanatory paragraph referring to the realignment of segments for financial reporting purposes), appearing in this Form 8-K of Public Service Company of Oklahoma.


/s/ Deloitte & Touche LLP

Columbus, Ohio
May 14, 2003